EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
Pursuant to 18 U.S.C. §1350, the undersigned certifies that this quarterly report on Form 10-Q for the period ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of RSA Security Inc. and its wholly owned subsidiaries.

/s/ ARTHUR W. COVIELLO, JR.

Arthur W. Coviello, Jr.
President, Chief Executive Officer
Dated: August 8, 2006

/s/ CHARLES F. KANE

Charles F. Kane
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)
Dated: August 8, 2006